Consult your lawyer before signing this lease — it has important legal consequences.

BUSINESS LEASE

The Landlord and the Tenant agree to lease the Rental Space for the Term and at the Rent stated, as follows:
(The words Landlord and Tenant include all landlords and all tenants under this lease.)

Landlord: National Electronic Alloys Inc.                  Tenant Integrated Alarm Services
       Print or type                                                           Print or Type
3 Fir Court                         PO Box 321
Address                                                     Residence address
Oakland, NJ 07436                      Oakland, NJ 07436

Rental Space South Side, 2nd  Floor
3500 Sq. Ft.
Phone: 201-337-9400

in the building at 3 Fir Court
                        Address
Date of Lease June 1, 2006
Term
Beginning June 1, 2006
Ending July 31, 2007

Security $3500.00 - 1 month
Broker. The Landlord and the Tenant recognize No Brokers are involved

Liability Insurance. Minimum amounts: for each person injured $500,000 for any one accident  $1,000,000 for property damage $250,000

Municipal Real Estate Taxes $ In rent

Based Year ____ Percent of Increase ____%    Rent for the Term is $

The Rent is payable in advance on the first day of each month, as follows: $3500 a month

Option: 2, 3 or 4 year, same price as above.

Use of Rental Space 10 Hour day 6 days a week  To be used as office space only

Additional agreements
a) Snow plowing by Landlord. Included are also Real Estate Taxes, electricity, gas, & water.
b) 14 parking spaces allocated to tenant.
c) Rubbish removal dumpster provided by Landlord
d) No chemical or hazardous waste allowed.
Telephone, fax communications are the responsiblity of tenant.  Building is equiped for fibre optic connection.

Table of Contents

1.	Possession and Use
2.	Delay in Giving Possession
3.	No Assignment or Subletting
4.	Rent and Additional Rent
5.	Security
6.	Liability Insurance
7.	Unavailability of Fire Insurance, Rate Increase
8.	Water Damage
9.	Liability of Landlord and Tenant
10.	Real Estate Taxes
11.	Acceptance of Rental Space
12.	Quite Enjoyment
13.	Utilities and Services
14.	Tenant’s Repairs, Maintenance, and Compliance
15.	Landlord’s Repairs and Maintenance

16.	No Alterations
17.	Signs
18.	Access to Rental Space
19.	Fire and Other Casualty
20.	Eminent Domain
21.	Subordination to Mortgage
22.	Tenant’s Certificate
23.	Violation, Eviction, Re-entry and Damages
24.	Notices
25.	No Waiver
26.	Survival
27.	End of Term
28.	binding

1.	Possession and Use
The Landlord shall give possession of the Rental Space to the Tenant for the Term. The Tenant shall take possession of and use the Rental Space for the purpose stated above. The Tenant may not use the Rental Space for any other purpose without the written consent of the Landlord.

The Tenant shall not allow the Rental space to be used for any unlawful or hazardous purpose. The Tenant is satisfied that the Rental Space is zoned for the Use stated. The Tenant shall obtain any necessary certificate of occupancy or other certificate permitting the Tenant to use the Rental Space for that Use.

The Tenant shall not use the Rental Space in any manner that results in (1) an increase in the rate of fire or liability insurance or (2) cancellation of any fire or liability insurance policy on the Rental Space. The Tenant shall comply with all requirements of the insurance companies insuring the Rental Space. The Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant for extended periods.

2.	Delay in Giving of Possession
This paragraph applies if (a) the Landlord cannot give possession of the Rental Space to the Tenant on the beginning date and (b) the reason for the delay is not the Landlord’s fault. The Landlord shall not be held liable for the delay. The Landlord shall then have 30 days in which to give possession. If possession is given within that time, the Tenant shall accept possession and pay the Rent from that date. The ending date of the Term shall not change. If possession is not given within that time this Lease may be cancelled by either party on notice to the other.

3.	No Assignment or Subletting
The Tenant may not do any of the following without the Landlord’s written consent; (a) assign this Lease (if the Tenant is a corporation, the sale of a majority of its shares shall be treated as an assignment), (b) sublet all or any part of the Rental Space or (c) permit any other person or business to use the Rental Space.

4. Rent and Additional Rent
Tenant shall pay the Rent to the Landlord at the
Landlord’s address.

If the Tenant fails to comply with any agreement in this Lease, the Landlord may do so on behalf of the Tenant. The Landlord may charge the cost to comply, including reasonable attorney’s fees, to the Tenant as “additional rent”. The additional rent shall be due and payable as Rent with the next monthly Rent payment. Non- payment of additional rent shall give the Landlord the same rights against the Tenant as if the Tenant failed to pay the Rent.

5. Security
The Tenant has given to the Landlord the Security stated above. The Security shall be held by the Landlord during the Term of this Lease. The Landlord may deduct from the Security any expenses incurred in connection with the Tenant’s violation of any agreement in this Lease. For example, if the Tenant does not leave the Rental Space in good condition at the end of the Term, the Security may be used to put it in good condition. If the amount of damage exceeds the Security, the Tenant shall pay the additional amount to the Landlord on demand.
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If the Landlord uses the Security or any part of it during the Term, the Tenant shall on demand pay the Landlord for the amount used. The amount of the Security is to remain constant throughout the Term. The Security is not to be used by the Tenant for the payment of Rent. The Landlord shall repay to the Tenant any balance remaining within a reasonable time after the end of the Term. The Tenant shall not be entitled to interest on the Security

If the Landlord’s interest in the Rental Space is transferred, the Landlord shall turn over the Security to the new Landlord. The Landlord shall notify the Tenant of the name and address of the new Landlord. Notification must be given within 5 days after the transfer, by registered or certified mail. The Landlord shall then no longer be responsible to the Tenant for the repayment of Security. The new Landlord shall be responsible to the Tenant for the return of the Security in accordance with the terms of this Lease.

6. Liability Insurance
The Tenant shall obtain, pay for, and keep in effect for the benefit of the Landlord and the Tenant public liability insurance on the Rental Space. The insurance company and the broker must be acceptable to the Landlord. This coverage must be in at least the minimum amounts stated above.

All policies shall state that the insurance company cannot cancel or refuse to renew without at least 10 days written notice to the Landlord.

The Tenant shall deliver the original policy to the Landlord with proof of payment of the first year’s premiums. This shall be done not less than 15 days before the Beginning of the Term. The Tenant shall deliver a renewal policy to the Landlord with proof of payment not less than 15 days before the expiration date of each policy.

7. Unavailability of Fire Insurance, Rate Increases
If due to the Tenant’s use of the Rental Space the Landlord cannot obtain and maintain fire insurance on the Building in an amount and form reasonably acceptable to the Landlord, the Landlord may cancel this Lease on 30 days notice to the Tenant. If due to the Tenant’s use of the Rental Space the fire insurance rate is increased, the Tenant shall pay the increase in the premium to the Landlord on demand.

8. Water Damage
The Landlord shall not be liable for any damage or injury to any persons or property caused by the leak or flow of water from or into any part of the Building.

9. Liability of Landlord and Tenant
The Landlord shall not be liable for injury or damage to any person or property unless it is due to the Landlord’s act or neglect. The Tenant is liable for any loss, injury or damage to any person or property caused by the act or neglect of the Tenant or the Tenant’s employees. The Tenant shall defend the Landlord from and reimburse the Landlord for all liability and costs resulting from any injury or damage due to the act or neglect of the Tenant or the Tenant’s employees.

10. Real Estate Taxes
The Landlord shall pay the yearly Municipal Real Estate Taxes on the Building in the amount stated above. This is the tax assessed for the Base Year stated above. The Tenant shall pay the Percent of Increase stated above of each yearly increase in the Municipal Real Estate Taxes over the tax for the Base Year. The Tenant shall pay this amount yearly in one sum within 30 days of the Landlord’s written request accompanied by a copy of the current year’s tax bill. The Tenant’s liability for this payment shall be pro-rated for any part of the year the Tenant does not occupy the Rental Space under this Lease.

11. Acceptance of Rental Space
The Tenant has inspected the Rental Space and agrees that the Rental Space is in satisfactory condition. The Tenant accepts the Rental Space “as is”.

12. Quiet Enjoyment
The Landlord has the right to enter into this Lease. If the Tenant complies with this Lease, the Landlord must provide the Tenant with undisturbed possession of the Rental Space.

13. Utilities and Services
The Tenant shall arrange and pay for all utilities and services required for the Rental Space, including the following:
(a) Heat   (c) Electric
(b) Hot and cold water (d) Gas
All by Landlord

The Landlord shall pay for the following utilities and services:

The Landlord is not liable for any inconvenience or harm caused by any stoppage or reduction of utilities and services beyond the control of the Landlord. This does not excuse the Tenant from paying Rent.

14. Tenant’s Repairs, Maintenance, and Compliance
The Tenant shall:

(a) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters, or similar groups.

(b) Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance.

(c) Make all necessary repairs to the Rental Space and all equipment and fixtures in it, except structural repairs.

(d) Maintain the Rental Space in a neat, clean, safe, and sanitary condition, free of all garbage.

(e) Keep the walks, driveway, parking area, yard, entrances, hallways, and stairs clean and free from trash, debris, snow and ice.

(f) Use all electric, plumbing and other facilities in the Rental Space safely.

(g) Use no more electricity than the wiring or feeders to the Rental Space can safely carry.

(h) Promptly replace all broken glass in the Rental Space.

(i) Do nothing to destroy, deface, damage, or remove any part of the Rental Space.

(j) Keep nothing in the Rental Space which is inflammable, dangerous or explosive or which might increase the danger of fire or other casualty.

(k) Promptly notify the Landlord when there are conditions which need repair.

(l) Do nothing to destroy the peace and quiet of the Landlord, other tenants, or persons in the neighborhood.

(m) Avoid littering in the building or on its grounds.

The Tenant shall pay any expenses involved in complying with the above.

15. Landlord’s Repairs and Maintenance
The Landlord shall:

(a) Maintain the public areas, roof and exterior walls in good condition.

(b) Make all structural repairs unless these repairs are made necessary by the act or neglect of the Tenant or the Tenant’s employees.

(c) Make necessary replacements of the plumbing, cooling, heating and electrical systems, except when made necessary by the act or neglect of the Tenant or the Tenant’s employees.

(d) Maintain the elevators in the Building, if any.

16. No Alterations
The Tenant may not make any changes or additions to the Rental Space without the Landlord’s written consent. Any changes or additions made without the Landlord’s written consent shall be removed by the Tenant on demand.

All changes or additions made with the Landlord’s written consent shall become the property of the Landlord when completed and paid for by the Tenant. They shall remain as part of the Rental Space at the end of the Term. The Landlord may demand that the Tenant remove any changes or additions at the end of the Term. The Tenant shall promptly pay for all costs of any permitted changes or additions. The Tenant shall not allow any mechanic’s lien or other claim to be filed against the Building. If any lien or claim is filed against the Building, the Tenant shall have it promptly removed.

17. Signs
The Tenant shall obtain the Landlord’s written consent before placing any sign on or about the Rental Space. Signs must conform with all applicable municipal ordinances and regulations.

18. Access to Rental Space
The Landlord shall have access to the Rental Space on reasonable notice to the Tenant to (a) inspect the Rental Space (b) make necessary repairs, alternations, or improvements, (c) supply services, and (d) show it to prospective buyers, mortgage lenders, contractors or insurers.

The Landlord may show the Rental Space to rental applicants at reasonable hours on notice to the Tenant within 6 months before the end of the Term.

The Landlord may enter the Rental Space at any time without notice to the Tenant in case of emergency.

See 18D & E on following page.

19. Fire and Other Casualty
The Tenant shall notify the Landlord at once of any fire or other casualty in the Rental Space. The Tenant is not required to pay Rent when the Rental Space is unusable. If the Tenant uses part of the Rental Space, the Tenant must pay Rent pro-rata for the usable part.

If the Rental Space is partially damaged by fire or other casualty, the Landlord shall repair it as soon as possible. This includes the damage to the Rental Space and fixtures installed by the Landlord. The Landlord need not repair or replace anything installed by the Tenant.

Either party may cancel this Lease if the Rental Space is so damaged by fire or other casualty that it cannot be repaired within 90 days. If the parties cannot agree, the opinion of a contractor chosen by the Landlord and the Tenant will be binding on both parties.

This Lease shall end if the Rental Space is totally destroyed. The Tenant shall pay Rent to the date of destruction.

If the fire or other casualty is caused by the act or neglect of the Tenant or the Tenant’s employees, the Tenant shall pay for all repairs and all other damage.

20. Eminent Domain
Eminent domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the property. The taking occurs either by court order or by deed to the condemning party. If any part of the Rental Space is taken by eminent domain, either party may cancel this lease on 30 days notice to the other. The entire payment for the taking shall belong to the Landlord. The Tenant shall make no claim for the value of this Lease for the remaining part of the Term.

21. Subordination to Mortgage
In a foreclosure sale all mortgages which now or in the future affect the Building have priority over this Lease. This means that the holder of a mortgage may end this Lease on a foreclosure sale. The Tenant shall sign all papers needed to give any mortgage priority over this Lease. If the Tenant refuses, the Landlord may sign the papers on behalf of the Tenant.

22. Tenant’s Certificate
At the request of the Landlord, the Tenant shall sign a certificate stating that (a) this Lease has not been amended and is in effect, (b) the Landlord has fully performed all of the Landlord’s agreements in this Lease, (c) the Tenant has no rights to the Rental Space except as stated in this Lease, (d) the Tenant has paid all Rent to date, and (e) the Tenant has not paid Rent for more than one month in advance. The Certificate shall also list all the property attached to the Rental Space owned by the Tenant.

23. Violation, Eviction, Re-entry and Damages
The Landlord reserves a right of re-entry which allows the Landlord to end this Lease and re-enter the Rental Space if the Tenant violates any agreement in this Lease. This is done by eviction. Eviction is a court procedure to remove a tenant. Eviction is started by the filing of a complaint in court and the service on a tenant of the complaint and a summons to appear in court. The Landlord may also evict the Tenant for any other cause allowed by law. After obtaining a judgment for possession and compliance with the warrant of removal, the Landlord may re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to the Tenant before the Landlord files a complaint. If there is any other cause to evict, the Landlord must give to the Tenant the notice required by law before the Landlord files a complaint for eviction.
The tenant is liable for all damages caused by the Tenant’s violation of any agreement in this Lease. This includes reasonable attorney’s fees and costs. The rights and remedies of the Landlord under this Lease are not intended to be inclusive but as additional to all other rights and remedies allowed to the Landlord by law.

After eviction the Tenant shall pay the unpaid Rent for the Term or until the Landlord re-rents the Rental Space, if sooner. If the Landlord re-rent the Rental Space for less than the Tenant’s Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess resulting from the re-renting. The Tenant shall also pay (a) all reasonable expenses incurred by the Landlord in preparing the Rental Space for re-renting and (b) commissions paid to a broker for finding a new tenant.

24.  Notices
All notices given under this Lease must be in writing. Each party must accept and claim the notices given by the other. Unless otherwise provided by law, they may be given by (a) personal delivery, or (b) certified mail, return receipt requested. Notices shall be addressed to the Landlord at the address written at the beginning of this Lease and to the Tenant at the Rental Space.

25. No Waiver
The Landlord’s failure to enforce any agreement in this Lease shall not prevent the Landlord from enforcing the agreement for any violations occurring at a later time.

26. Survivial
If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.

27. End of Term
At the end of the Term the Tenant shall (a) leave the Rental Space clean, (b) removal all of the Tenant’s property, (c) remove all signs and restore that portion of the Rental Space on which they were placed, (d) repair all damage caused by moving, and (e) return the Rental Space to the Landlord in the same conditions as it was at the beginning of the Term except for normal wear and tear.

If the Tenant leaves any property in the Rental Space, the Landlord may (a) dispose of it and charge the Tenant for the cost of disposal, or (b) keep it as abandoned property.

28. Binding
This Lease binds the Landlord and the Tenant and all parties who lawfully succeed to their rights or take their places.

29. Full Agreement
The parties have read this Lease. It contains their full agreement. It may not be changed except in writing signed by the Landlord and the Tenant.

18 D. Landlord is to have a key for emergency services.
18 E. Landlord has the right to enter space to access stairway to roof for necessary maintenance purposes.

30.  Tenant may not bring any pets, dogs, cats or animals into the building at any time.

31.  This is a “No Smoking” Building and those that do must do so outside the building.

32.  Tenant is responsible for light bulb replacement.

33. If tenant is in good standing with Landlord, tenant will have the first option to renew lease at mutually agreed upon date.

34. Tenant is responsible for cleaning leased area.

35. Tenant is to deposit the equivalent of 1 month’s rent for security not to be interest bearing and not to be considered rent at the end of the lease.

36. Occupancy Permit and any charges or fees is the responsibility of tenant although Landlord will assist with any data necessary.

37. Tenant’s SIC # is 7382 and is responsible for it’s compliance.

Signatures   The Landlord and the Tenant agree to the terms of this Lease by signing below. If a party is a
Corporation, this Lease is signed by its proper corporate officers and its corporate seal is affixed.

Witnessed or attested by:                 National Electronic Alloys Inc.          SEAL
                                    Landlord

_______________________________               ___________________________________     SEAL
As to Landlord                                                                Landlord

                                                                           _______________________________     SEAL
                                                           Tenant
/s/ Bruce E. Quay     5/10/06       _________________________________ SEAL
As to Tenant             Tenant